Exhibit 99.1

                     CERTIFICATIONS PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas H. Symons, Chief Executive Officer of Goran Capital Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  April  15,  2003          By:  /s/  Douglas  H.  Symons
                                       ------------------------
                                            Douglas  H.  Symons
                                      Chief  Executive  Officer